As Filed with the Securities and Exchange Commission on June 4, 2002
                                                         Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------


                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



             France                                       None
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                            ----------------------

                       Vivendi Universal 401(k) Plan II
                             (Full Title of Plans)
                            ----------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
(Name, address and telephone number, including area code, of agent for service)

                            ----------------------

                                  Copies To:

             Faiza J. Saeed                                Elena Baxter
        Cravath, Swaine & Moore                             Bredin Prat
            Worldwide Plaza                            130, rue du Faubourg
           825 Eighth Avenue                               Saint-Honore
        New York, NY 10019-7472                         Paris, 75008 France
             (212) 474-1000                             33 (1) 44 35 35 35


                                          CALCULATION OF REGISTRATION FEE

             Title of                     Amount         Proposed maximum       Proposed maximum     Amount of
            securities                     to be        offering price per     aggregate offering   registration
         to be registered              registered(1)        share (2)              price (2)            fee
Ordinary Shares, with a nominal value     50,000             $31.05                $1,549,500          $142.55
of (Euro) 5.50 per share (3)
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on May 31, 2002 for American Depositary Shares of the Registrant, each of which represents one Ordinary Share.

(3) The Vivendi Universal ordinary shares being registered hereby may be represented by Vivendi Universal's American Depositary Shares. A separate Registration Statement on Form F-6, as amended, has been filed in connection with Vivendi Universal's American Depositary Shares.

-----------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

          (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on May 28, 2002.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2001.

          (c) The description of Vivendi Universal ordinary shares, nominal value (Euro) 5.50 per share, contained in the Registrant's Form 8-A filed December 29, 2000.

     All documents filed by the Registrant or the Vivendi Universal 401(k) Plan II (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     The French commercial code provides that any clause of a corporation's statuts that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or on the authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors for damages due to breach of duty in their official capacity.

     The Registrant has Directors and Officers liability insurance that provides $200 million of protection for its officers and directors.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:


Exhibit Number      Description

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein be reference)).

5.1 In lieu of an IRS determination letter that the Vivendi Universal 401(k) Plan II is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it will submit or has submitted the Vivendi Universal 401(k) Plan II and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Vivendi Universal 401(k) Plan II.

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

24.1                Power of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated
by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of June, 2002.


                                        VIVENDI UNIVERSAL


                                        By /s/ George E. Bushnell III
                                           -----------------------------------
                                           Name:  George E. Bushnell III
                                           Title: Vice President


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of June, 2002.




                                        VIVENDI UNIVERSAL 401(K) PLAN II

                                        By /s/ Daniel J. Losito
                                           -----------------------------------
                                           Name:  Daniel J. Losito
                                           Title: Vice President

     We, the undersigned officers and directors of Vivendi Universal, S.A., hereby severally constitute and appoint Jean-Marie Messier, Jean-Francois Dubos and George E. Bushnell III and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Vivendi Universal, S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and this Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                      Date


/s/ Jean-Marie Messier          Chairman of the Board      June 3, 2002
----------------------------    Directors and Chief
Jean-Marie Messier              Executive Officer


/s/ Guillaume Hannezo           Chief Financial Officer    June 3, 2002
----------------------------    (Principal Financial
Guillaume Hannezo               and Accounting Officer)



/s/ Dominique Gibert            Senior Vice President      June 3, 2002
----------------------------    Finance (Deputy Chief
Dominique Gibert                Financial Officer)



                                Director and Co-Chief
----------------------------    Operating Officer
Eric Licoys



                                Director
----------------------------
Bernard Arnault



/s/ Edgar Bronfman, Jr.         Director and Vice-         June 3, 2002
----------------------------    Chairman of the Board
Edgar Bronfman, Jr.             of Directors



/s/ Edgar M. Bronfman           Director                   June 3, 2002
----------------------------
Edgar M. Bronfman

/s/ Richard H. Brown            Director                   June 3, 2002
----------------------------
Richard H. Brown



                                Director
----------------------------
Jean-Marc Espalioux



                                Director
----------------------------
Philippe Foriel-Destezet



/s/ Jacques Friedman            Director                   June 3, 2002
----------------------------
Jacques Friedman



/s/ Esther Koplowitz            Director                   June 3, 2002
----------------------------
Esther Koplowitz



/s/ Marie-Josee Kravis          Director                   June 3, 2002
----------------------------
Marie-Josee Kravis



                                Director
----------------------------
Henri Lachmann



/s/ Samuel Minzberg             Director                   June 3, 2002
----------------------------
Samuel Minzberg



                                Director
----------------------------
Simon Murray



                                Director
----------------------------
Serge Tchuruk



/s/ Marc Vienot                 Director                  June 3, 2002
----------------------------
Marc Vienot



/s/ George E. Bushnell III      Authorized Representative  June 3, 2002
----------------------------    in the United States
George E. Bushnell III

                                 EXHIBIT INDEX

Exhibit Number          Description


4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on May 28, 2002 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein be reference)).

5.1 In lieu of an IRS determination letter that the Vivendi Universal 401(k) Plan II is qualified under
                        Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it will submit or has submitted the Vivendi Universal 401(k) Plan II and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Vivendi Universal 401(k) Plan II.

23.1                    Consent of RSM Salustro Reydel and Barbier Frinault &
                        Cie.

24.1 Power of Attorney (included on the signature page hereto).


                                       8